Exhibit 10.1

股权转让协议书

Equity Transfer Agreement

转让方: 新查里科技(杭州)有限公司 (以下简称甲方)

Transferor: CXJ Technology (Hangzhou) Co., Ltd. (hereinafter referred to as Party A)

公民身份证号码(或:统一社会信用代码/注册号): 91330105MA2GL6F95E

Citizen ID card number (or: Unified Social Credit Identifier/registration number):91330105MA2GL6F95E

受让方:王卿 (以下简称乙方)

Transferee: Wang Qing (hereinafter referred to as Party B)公民身份证号码(或:统一社会信用代码/注册号): 320204198302211311

Citizen ID Card No. (or : Unified Social credit Identifier/Registration No.):320204198302211311

喜仕捷汽车产业生态(深圳)有限公司(前称为深圳市蓝备生态科技有限责任公司)(下称公司)于2020年10月28日成立，注册资本为人民币 100万元，甲方占51%的股权，甲方愿将其占公司51%的股权转让给乙方，现甲乙双方协商，就转让股权一事，达成协议如下:

Xishi jie Automotive Industry Ecology (Shenzhen)Co., Ltd. (Formely known as Shenzhen Lanbei Ecological Technology Co.,Ltd.)(hereinafter referred to as the Company) was established on 0ctober 28,2020,with a registered capital of RMB 1 million. Party A is owing 51% equity of the Company and willing to transfer to Party B, Both parties have reached the following agreement on thetransfer of equity:

一、股权转让的价格、期限及方式:

A、The price, term, and method of equity transfer:

1、甲方占公司 51%的股权，现甲方同意将其占公司 51%的股权以人民币1元转让给乙方。

1. Party A holds 51% of the equity of the Company and agreedto transfer to Party B for RMB1.

2、乙方应于本协议书生效之日起 15 天内，按第一点第1条款规定的货币和金额以转账方式一次性付清给甲方。

2. The Party B shall, within 15 days from the effectivedate of this agreement, make a one-time payment to the Part.A by transfer in the currency and amount specified in Article1 of the first point.

二、甲方保证对其转让给乙方的股权拥有完全有效的处分权，保证该股权没有设置质押，并免遭受第三人追索。否则应由甲方承担由此引起的一切经济和法律责任。

B)The Party A guarantees that it has full and effectivedisposal rights over the equity transferred to the Party B,guarantees that the equity is not pledged,and is free fromthird-party recourse. Otherwise, Party A shall bear all economicand legal responsibilities arising from this.

三、有关公司盈亏(含债权、债务)的分担:

C)Sharing ofcompany profitsandlosses (including liabilities and debts)

本协议生效后，乙方按股权比例分享利润和分担风险及亏损(含转 让前该股权应享有和分担公司的债权债务)。

After this agreement takes effect, Party B shall share profitsand risks and losses in proportion to its equity (including therights and obligations of the company that the equity should en joyand share before the transfer).

四、违约责任:

D)Liability for breach of contract:

如乙方不能按期支付股权价款，每逾期一天，应支付逾期部分总价款千分之一的逾期违约金。如因违约给甲方造成经济损失，违约金不能补偿的部分，还应付赔偿金。

If Party B fails to pay the equity price on time, Party B shallpay a penalty of one thousandth of the total price for each dayof delay. If the breach of contract causes economic losses to PartyA and the liquidated damages cannot be compensated, compensationshall also be paid.

五、纠纷的解决:

E)Dispute resolution:

凡因履行本协议所发生的争议，甲乙双方应友好协商解决，如协商不成，向人民法院起诉。

Any disputes arising from the performance of this agreementshall be resolved through friendly consultation between Party A and Party B. If consultation fails, a lawsuit shall be filed withthe people’s court.

六、协议的变更或解除:

F)Change or Termination of Agreement:

发生下列情况之一时，可变更解除本协议，当事人签订的变更或解除协议书、声明书，经双方签订后方可生效。

In case of any of the following circumstances, this agreementmay be modified or terminated. The modification or terminationagreement or declaration signed by the parties shall take effectonly after being signed by both parties.

1、因不可抗力造成本协议无法履行。

1. Due to force majeure, this agreement cannot be fulfilled

2、情况发生变化，当事人双方经过协商同意。

2. The situation changes and both parties agree throughconsultation.

七、有关费用:

G)Related expenses:

在转让过程中，发生的与转让有关的费用，由乙方承担。

During the transfer process,anyexpenses related to thetransfer shall be borne by Party B.

八、生效条件:

H)Fffective conditions

本协议经甲乙双方签订之日起生效。

This agreement shall come into effect from the date of signingby both parties.

九、本协议一式四份，甲、乙双方各执一份，公司留存一份，其它报有关部门。

I)This agreement is made in quadruplicate, with each partyholding one copy, the company retaining one copy, and the rest tobe reported to relevant departments.

转让方(Transferor)：                          受让方(Transferee)：

2023年8月1日

August 1，2023